UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by the Registrant ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

BEACON ROOFING SUPPLY, INC.
(Name of Registrant as Specified In Its Charter)

QXO, INC.
BRAD JACOBS
IHSAN ESSAID
MATT FASSLER
MARK MANDUCA
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 28, 2025, QXO, Inc. issued the following press release:

QXO Comments on Beacon Roofing Supply’s Adoption of Shareholder-Unfriendly Poison Pill

Reaffirms Commitment to Acquiring Beacon for $124.25 per Share in Cash

All-Cash Offer Provides Significant and Immediate Value to Beacon Shareholders

GREENWICH, Conn., January 28, 2025 – QXO, Inc. (NYSE: QXO) today commented on Beacon Roofing Supply, Inc.’s (Nasdaq: BECN) adoption of a shareholder rights plan, which takes immediate effect and is aimed at blocking QXO’s all-cash tender offer to acquire all outstanding shares of Beacon for $124.25 per share.

“We launched our all-cash tender offer to ensure that Beacon’s shareholders can take advantage of our compelling offer and get paid quickly. We have committed financing, have no due diligence condition and anticipate a smooth regulatory approval process to close,” said Brad Jacobs, chairman and chief executive officer of QXO. “The only thing stopping shareholders from acting to get cash expeditiously is the decision by Beacon’s Board to adopt a poison pill. We are prepared to take all necessary steps to complete this transaction promptly and deliver significant and immediate value to Beacon shareholders.”

QXO’s $124.25 per share offer represents a 37% premium to Beacon’s 90-day unaffected volume-weighted average price of $91.02 per share as of November 15, 2024, and a 26% premium to the $98.75 price before its proposal became public.

QXO’s tender offer will be outstanding until 12:00 midnight, New York City time, at the end of February 24, 2025, and it is prepared to complete the acquisition shortly after the tender expires, in approximately one month. The transaction is not subject to any financing conditions or due diligence conditions, and QXO expects that the waiting periods under the Hart-Scott-Rodino Act and the Canadian Competition Act will have expired or been waived by the time the tender offer expires.

Morgan Stanley & Co. LLC is acting as financial advisor to QXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

About QXO

QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The company provides consulting and professional services, including specialized programming, training and technical support, and develops proprietary software. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

Forward-Looking Statements

The communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets, goals, regulatory approval timing and nominating directors are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Such factors include but are not limited to: the ultimate outcome of any possible transaction between QXO and Beacon including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those proposed; uncertainties as to whether Beacon will cooperate with QXO regarding the proposed transaction; the ultimate result should QXO’s commence a proxy contest for election of directors to Beacon’s board of directors; QXO’s ability to consummate the proposed transaction with Beacon; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; QXO’s ability to finance the proposed transaction; QXO’s indebtedness, including the substantial indebtedness QXO expects to incur in connection with the proposed transaction with Beacon and the need to generate sufficient cash flows to service and repay such debt; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. QXO cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not assume any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Beacon securities. QXO and Queen MergerCo, Inc. (the “Purchaser”) filed a Tender Offer Statement on Schedule TO with the SEC on January 27, 2025, and Beacon will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC. Investors and security holders are urged to read the Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) and the Solicitation/Recommendation Statement, when available, carefully since they contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by QXO and Beacon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that QXO and the Purchaser file with the SEC will be made available to all investors and security holders of Beacon free of charge from the information agent for the tender offer. The information agent for the tender offer is Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, Toll-free telephone: +1 (888) 750-5834.

QXO and the other participants intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of Beacon. QXO strongly advises all stockholders of Beacon to read the preliminary proxy statement, any amendments or supplements to such proxy statement, and other proxy materials filed by QXO with the SEC as they become available because they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov and at QXO’s website at investors.qxo.com. In addition, the participants in this proxy solicitation will provide copies of the proxy statement, and other relevant documents, without charge, when available, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be QXO, Brad Jacobs, Ihsan Essaid, Matt Fassler, Mark Manduca and the individuals nominated by QXO (the “QXO Nominees”). QXO expects to determine and announce the QXO Nominees prior to the nomination deadline for the 2025 annual meeting of stockholders of Beacon.  As of the issuance of this communication, other than QXO, which beneficially owns 100 shares of Beacon common stock, none of the participants that have been identified beneficially own any shares of Beacon common stock.

Media Contacts

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Steve Lipin / Lauren Odell
Gladstone Place Partners
212-230-5930

Investor Contacts

Mark Manduca
mark.manduca@qxo.com
203-321-3889

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5833